EXHIBIT 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: April 2, 2015

MONOMOY CAPITAL PARTNERS, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MCP SUPPLEMENTAL FUND, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY EXECUTIVE CO-INVESTMENT FUND, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY CAPITAL PARTNERS II, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY SUPPLEMENTAL FUND II, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY GENERAL PARTNER, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY GENERAL PARTNER II, L.P.

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY ULTIMATE GP, LLC

By:	/s/ Andrea Cipriani, under power of attorney

MONOMOY CAPITAL MANAGEMENT, L.P.

By:	/s/ Andrea Cipriani, under power of attorney